UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2012

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On August 22, 2012, Jacksonville Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with its largest shareholder, CapGen Capital Group IV LP (“CapGen”), for the purchase by CapGen of up to 25,000 shares of the Company’s preferred stock, to be designated as Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Preferred Stock”), at a purchase price of $1,000 per share, subject to the terms and conditions contained in the Stock Purchase Agreement. The Stock Purchase Agreement, which was unanimously approved by the Company’s board of directors, contemplates the private placement of 50,000 shares of Preferred Stock (collectively, the “Stock Purchase”), for an aggregate of $50 million, and it is expected that other accredited investors (together with CapGen, the “Investors”) will join the Stock Purchase Agreement as purchasers.

The Preferred Stock will have the terms set forth in the articles of amendment to the Company’s amended and restated articles of incorporation (the “Articles”) designating the preferred stock (the “Designation”), a form of which is attached to the Stock Purchase Agreement (filed herewith). Pursuant to the Designation, the Preferred Stock will be mandatorily convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon approval by the Company’s shareholders of the issuance of the Common Stock in connection with the conversion. The Company must also seek shareholder approval to increase the number of authorized shares of Common Stock to permit the conversion in full (and to provide available authorized but unissued shares for general corporate purposes). The Stock Purchase Agreement and the Designation generally require the Company to seek shareholder approval as promptly as reasonably practicable and by not later than 75 days following the closing of the Stock Purchase. The Conversion Price and initial Conversion Rate (each as defined in the Designation) at which the Preferred Stock will convert into Common Stock have not been determined at this time and will be determined and approved by a special pricing committee comprised solely of disinterested directors. The Conversion Price and initial Conversion Rate will also be reflected in an amendment to the Stock Purchase Agreement, at which time the final Designation will be filed with the Florida Secretary of State.

Under the Stock Purchase Agreement and except as set forth below, the Investors have preemptive rights with respect to public or private offerings of Common Stock (or rights to purchase, or securities convertible into or exercisable for, Common Stock) during a 24-month period after the closing of the Stock Purchase to enable the Investors to maintain their percentage interests of Common Stock beneficially owned. The Investors’ preemptive rights will not apply to a public offering, including any rights offering, of up to $10 million that commences within six months of the closing of the Stock Purchase.

The closing of the Stock Purchase is conditioned upon, among other customary closing conditions, the aggregate sale of Preferred Stock to the Investors of $50 million, the amendment of the Designation for the sole purpose of determining the Conversion Price and initial Conversion Rate and the filing of the Designation with the Florida Secretary of State, the receipt of Federal Reserve approval of CapGen’s additional investment in the Company, the receipt of an opinion from the Company’s independent auditors that the Stock Purchase should not be an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, the receipt of a fairness opinion from an investment banker, and the execution and delivery by each director and certain officers of a waiver and acknowledgment agreement waiving any rights, if any, he or she otherwise had to a change in control benefit as a result of the Stock Purchase Agreement or the transactions contemplated thereunder.

The Company’s directors and executive officers have agreed to vote their shares of Common Stock in favor of the issuance of Common Stock in the conversion and the amendment to the Articles increasing the authorized shares of Common Stock, among the other proposals to be considered at the special meeting of the Company’s shareholders. Two affiliates of CapGen, John P. Sullivan and John W. Rose, are directors of the Company and Mr. Rose is also a shareholder of the Company.

The Stock Purchase Agreement may be terminated by the Company or an Investor under certain circumstances, including that an Investor may terminate with respect to its investment if the closing of the Stock Purchase has not occurred by October 31, 2012. The Company has agreed to reimburse CapGen for all of its expenses incurred in connection with the transaction and has agreed to pay a fee of $500,000 to be divided pro rata among the Investors based on their investment amounts in the Stock Purchase.

Sandler O’Neill & Partners, L.P. (the “Placement Agent”) is acting as sole placement agent for the Stock Purchase. In connection with the Stock Purchase, the Company has agreed to indemnify the Placement Agent and the Investors against certain liabilities.

Registration Rights Agreement

On the same date and in connection with the Stock Purchase, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is obligated to use its commercially reasonable best efforts to file a registration statement covering the resale of the Common Stock issuable upon conversion of the Preferred Stock issued to the Investors in the Stock Purchase within 60 days following the conversion. The Registration Rights Agreement also provides Investors with demand registration rights and piggyback registration rights under certain circumstances.

Under the Registration Rights Agreement, the registration statement must generally be declared effective by the earlier of (i) 60 days following the filing date (or 120 days in the event the registration statement is reviewed by the SEC), and (ii) five business days after the Company is notified that the registration statement will not be reviewed or will not be subject to further review. In the event the registration statement is not filed by the filing deadline provided in the Registration Rights Agreement, or declared effective by the effectiveness deadline, subject to certain other conditions, the Company will be liable to the Investors for liquidated damages in the amount of 1% of the purchase price paid for any Common Stock held on such day, as more specifically provided in the Registration Rights Agreement.

The foregoing descriptions of the Stock Purchase Agreement and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Important Information

Certain investments discussed herein and in the attached exhibits involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This discussion contained herein and in the attached exhibits does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document may be deemed to be solicitation material in respect of the issuance of Common Stock in connection with the conversion of the Preferred Stock, the increase of authorized shares of Common Stock and other matters described herein. In connection with those matters, the Company will file with the SEC a separate proxy statement. Shareholders of the Company are encouraged to read the proxy statement and any other relevant documents filed with the SEC because they will contain important information about the proposed transactions. The final proxy statement will be mailed to shareholders of the Company. Investors and security holders will be able to obtain copies of the documents free of charge at the SEC’s website, www.sec.gov. In addition, the documents may also be obtained, free of charge, from the Company by contacting Valerie A. Kendall, Chief Financial Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.

The Company and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 2, 2012 and in subsequent reports on Form 8-K filed by the Company with the SEC.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transactions when it becomes available. Shareholders of the Company may obtain free copies of this documents as described above.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Stock Purchase set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of securities pursuant to the Stock Purchase is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act, in reliance upon Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the expected capital raise and conversion of the Preferred Stock; (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “will,” “expect,” “may,” “believe,” “intend,” “propose,” “anticipated,” and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The Company does not undertake to update any forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties.

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and otherwise in its respective subsequent SEC reports and filings.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: our ability to raise capital; the results of the special meeting of our shareholders; our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company’s markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the other investors to be named therein dated as of August 22, 2012

10.2	Registration Rights Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the other investors to be named therein dated as of August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President &
Chief Financial Officer

Date:	August 24, 2012

Exhibit Index

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the other investors to be named therein dated as of August 22, 2012

10.2	Registration Rights Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the other investors to be named therein dated as of August 22, 2012